EXHIBIT 10.2

                 ASSIGNMENT OF TECHNOLOGY FOR LEGKOW TECHNOLOGY







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                            ASSIGNMENT OF TECHNOLOGY

WHEREAS, the undersigned Verdant, Inc. ("VI"), acquired a certain "Legkow Technology" and related intellectual property and assets, including trade name, and trademark rights, pursuant to a October 10, 2005, Technology License Agreement from Amcotech LLC, and

WHEREAS, the Legkow Technology is based upon the study and employment of emulsions and dielectric surfactants which are capable of being used to enhance accessing, storing and transporting carbonaceous materials such as crude oil or coal. The surfactant (surface active agent) includes a dielectric surfactant having a predetermined range of pH. The dielectric surfactant may include a pH-modifying agent.

In one embodiment, the dielectric surfactant may be combined with crude oil to reduce the viscosity of the crude oil. In another embodiment, the dielectric surfactant is capable of extracting sulfur containing compounds from crude oil. In a further embodiment, a gaseous emulsion may be combined with a gas phase material to produce a complex. All of these qualities can be described through the following practical uses and capabilities:

   o Waste Oil Recuperation - a surfactant is used to remove the impurities from used/burnt oils through a sedimentation process that produces clean lubricating oils and carbon black

   o Recovery of Contaminated Oil - surfactants are used to extract water, mud and other impurities from crude oil.

   o Reduction in Viscosity of Heavy Oil - the specific gravity of heavy crude can be reduced from about 15 A.P.I. to about 30 A.P.I. which significantly helps in the extraction, pumping, or transportation of heavy oil.

   o Reduction in Viscosity of Asphalt - similar to oil, asphalt viscosity can be reduced to enable easier transportation and usage.

   o Production of Diesel fuel and fuel oils from black smoke or vehicle tires - smoke from either product can be combined with an emulsion to produce diesel fuels or fuel oils.

   o Reduction of pollution caused by the combustion of various carbonaceous materials

   o Environmental remediation - gaseous emulsions are used for cleaning sludge, oil slops and residues from oil receptacles, storage and transportation vessels and pipelines.

WHEREAS, the Legkow Technology is described with technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, designs, drawings, schematics, specifications, and the following patent filings:

   o     July 27, 1999 USPTO Patent # 5,928,495

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WHEREAS the Legkow Technology  includes:  (a) all of the Intellectual  Property, and goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (b) leases, subleases, and rights thereunder, (c) agreements, contracts, indentures, mortgages, instruments, security interests, guaranties, other similar arrangements, and rights thereunder, (d) accounts, notes, and other receivables associated therewith, (e) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment associated therewith, (f) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies associated therewith,
(g) books, records, ledgers, files, documents, correspondence, lists, plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials associated with the Legkow Technology,


NOW THEREFORE, in consideration of the sum of one dollar ($1.00), the receipt of which is hereby acknowledged, and other good and valuable consideration, VI hereby irrevocably assigns all of its right, title and interest in and to the Legkow Technology to HEARTSTAT TECHNOLOGY, INC, a Delaware corporation. Under this assignment HeartSTAT Technology, Inc. will also assume all obligations under the original Technology License Agreements executed by VI.


          This Assignment is made on the 1st day of November 2005, and is to be interpreted in accordance with the laws of the State of Delaware.

                VERDANT, INC: ("VI")

                 /s/ DAVID CURD
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                SIGNATURE:  David Curd, President and CEO



          This Assignment is accepted on the 1st day of November 2005, and is to be interpreted in accordance with the laws of the State of Delaware.

                 HEARTSTAT TECHNOLOGY, INC: ("HTI")

                 /s/ GARRETT KRAUSE
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                SIGNATURE:  Garrett Krause, President and CEO